                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 9, 2003


                                  DynTek, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                  1-11568               95-4228470
-------------------------------------------------------------------------------
(State or other jurisdiction     (Commission            (IRS Employer
      of incorporation)          File Number)         Identification No.)





18881 Von Karman Avenue, Suite 250, Irvine, CA                         92612
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)





Registrant's telephone number, including area code (949) 798-7200

Item 5.       Other Events and Required FD Disclosure.
              ---------------------------------------

         On July 1, 2003 DynTek, Inc. (the "Registrant") changed the primary borrowing facility for its wholly-owned subsidiary, DynTek Services, Inc. ("DynTek Services"), from one with Foothill Capital Corporation to one with Systran Financial Services Corporation ("Systran"), a wholly-owned subsidiary of Textron Financial Corporation. The new facility with Systran is a factoring agreement, whereby Systran shall purchase the invoices generated by DynTek Services from the sales of products and the completion of services rendered.

         Under the terms of the credit facility, during the initial 12 month term (with automatic 12-month renewal terms), Systran will purchase eligible billed accounts receivable that are expected to be collected within ninety (90) days from the invoice date. Systran shall holdback 20% of the eligible billed invoice amounts, and shall advance the remainder to DynTek Services, less applicable fees, in an aggregate amount up to $7 million maximum facility amount. Interest shall be charged on any outstanding balance at the Prime Rate (at the Wells Fargo Bank) plus 2.5%. Additionally, a fee shall be paid and collected at the time of the receivables purchase equal to 0.25% of the purchase price of the receivables. If an invoice remains uncollected after ninety (90) days from the date of purchase, the amount of the invoice shall be charged back to DynTek Services. DynTek Services is obligated to pay Systran an annual facility fee equivalent to 1.5% of the facility amount, as well as a $500 per month servicing fee. If DynTek Services sells less than $2,500,000 value of receivables in a month, Systran's fees with respect to those purchases will be based upon this minimum volume. In the event of an early termination of the agreement, DynTek Services will pay an early termination fee of 3% of the facility amount. In connection with the agreement, the Registrant is a party along with DynTek Services, and the Registrant and DynTek Services granted to Systran security interests in all of their assets. The Registrant's other subsidiaries have guaranteed the obligations of the Registrant and DynTek Services under the agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

         (c) Exhibits

         10.1 Factoring Agreement, dated July 1, 2003, between Systran Financial Services Corporation, DynTek, Inc. and DynTek Services, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: July 9, 2003                 DYNTEK, INC.



                                    By: /s/ James Linesch
                                        --------------------------------------
                                        James Linesch, Chief Financial Officer